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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 of ProAssurance Corporation of our report dated February 16, 2001 relating to the financial statements of Professionals Group, Inc., which appears in Professionals Group, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Grand Rapids, MI
January 22, 2002